UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
i3 Verticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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EXPLANATORY NOTE
This Supplement No. 1 (this “Supplement”) to the definitive proxy statement (the “Proxy Statement”) of i3 Verticals, Inc. (the “Company”) for the Company’s 2022 Annual Meeting of Stockholders is being filed to correct a scrivener’s error in Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm regarding the amount of audit fees that the Company paid to Deloitte & Touche LLP (“Deloitte”) in 2021.
No other changes have been made to the Proxy Statement or to the matters to be considered by the shareholders. This Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. Capitalized terms used but not otherwise defined in this Supplement shall have the meanings assigned to such terms in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about February 9, 2022.
SUPPLEMENT NO. 1 TO PROXY STATEMENT
In connection with Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm, the information under the heading “Independent Registered Public Accounting Firm Fees” is amended and restated in its entirety as follows:
Independent Registered Public Accounting Firm Fees
Fees billed by Deloitte, which related to the Company’s audit services, audit-related services, tax services and other services, were approved by the Audit Committee of the Company and paid by the Company. The following table summarizes the aggregate fees billed to the Company by Deloitte:

2021
(in thousands)
Audit fees (1)	$782
Audit-related fees (2)	—
Tax fees (3)	—
All other fees (4)	2
Total	$784
__________________________

(1)	Audit fees include (a) the audit of the Company’s financial statements and (b) the reviews of the Company’s unaudited condensed interim financial statements (quarterly financial statements).
(2)	Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”.
(3)	Tax fees include professional services in connection with tax compliance, planning and advice.
(4)	All other fees include all other fees for services performed by Deloitte, including software and technology fees.

2020
(in thousands)
Audit fees (1)	$625
Audit-related fees (2)	—
Tax fees (3)	—
All other fees (4)	2
Total	$627
__________________________

(1)
Audit fees include (a) the audit of the Company’s financial statements and (b) the reviews of the Company’s unaudited condensed interim financial statements (quarterly financial statements). Audit fees include work related to the issuance of i3 Verticals, LLC’s 1.0% Exchangeable Notes due February 15, 2025. Included in these fees are fees related to the Company’s public offering in September 2020.

(2)	Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”
(3)	Tax fees include professional services in connection with tax compliance, planning and advice.
(4)	All other fees include all other fees for services performed by Deloitte, including software and technology fees.
The Audit Committee considered the nature of the services provided by the independent registered public accounting firms, and determined that such services were compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firms and Company management to determine that they were permitted under all applicable legal requirements concerning auditor independence, including the rules and regulations promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the rules and regulations of the American Institute of Certified Public Accountants.
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
Additional Information and Where to Find It
This supplemental disclosure may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for the Annual Meeting to be held on February 25, 2022. The Company has filed with the SEC and made available to the holders of the Company’s Class A common stock and Class B common stock as of January 14, 2022, the Proxy Statement containing important information relating to the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS AMENDED AND SUPPLEMENTED BY THIS SUPPLEMENT, CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION RELATING TO THE PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING. Stockholders can obtain copies of the Proxy Statement, any amendments or supplement thereto, and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov.

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